                                                                 EXHIBIT 10.20.1

                       FIRST AMENDMENT TO BUILDING 3 LEASE

         THIS FIRST AMENDMENT TO BUILDING 3 LEASE (the "First Amendment") is made and entered into as of January 31, 2003 (the "Effective Date") by and between GREENVILLE INVESTORS, L.P. a California limited partnership (hereafter, "LANDLORD"), and FORMFACTOR, INC., a Delaware corporation (hereafter "TENANT").

                                    RECITALS

                  A. Landlord and Tenant entered into a Lease Agreement dated May 3, 2001 (the "Lease") relating to certain premises referred to as Building 3 in the Pacific Corporate Center as described in said Lease, and

                  B. On May 3, 2001 Landlord and Tenant also entered into two leases relating to other premises in the Pacific Corporate Center: a lease for the premises referred to as Building 1 (the "Building 1 Lease") and a lease for the premises referred to as Building 2 (the "Building 2 Lease").

                  C. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth herein. Concurrently with the amendment of the Lease, Landlord and Tenant will also be amending the Building 1 Lease and the Building 2 Lease.

         NOW, THEREFORE, in consideration of the mutual covenants made herein, Landlord and Tenant agree as follows:

                                   AGREEMENTS

         1. RENT COMMENCEMENT DATE. Landlord and Tenant acknowledge and agree that: a. The Rent Commencement Date occurred on June 30, 2002 and that Tenant's obligation to pay the Base Rent and all other charges payable by Tenant under the Lease commenced on that date; and b. As of the effective date of this First Amendment, Tenant is current on all such payment obligations.

         2. ACKNOWLEDGMENT. On the Effective Date of this First Amendment, Landlord and Tenant shall execute a written acknowledgment of the Rent Commencement Date in the form attached hereto as Exhibit A-1.

         3. WORK LETTER. The Work Letter which is attached hereto as Exhibit C-1 replaces Exhibit C to the Lease in its entirety.

         4. APPROVED TENANT IMPROVEMENT PLANS. The Tenant Improvements for the Premises are set forth in the plans described on Exhibit B-1 attached hereto which have been approved by Landlord and Tenant. The plans shall be deemed to be the "Approved Tenant Improvement Plans" referred to in Section 2.4 of the Work Letter attached hereto as Exhibit C-1.

         5. LANDLORD'S WORK. Tenant acknowledges that subject to Paragraph 10 below, Landlord has fully completed all Landlord's Work (as defined in Section
1.4 of Exhibit C-1) and Tenant has accepted such work and possession of the Premises. Landlord represents it has made all payments and met all obligations to any contractors, agents or other third parties for all work completed by Landlord under the Lease.

         6. TENANT'S WORK. Tenant commenced construction of Tenant's Work but has elected to stop such construction prior to its completion. Section 8.2 of the Lease requires Tenant to diligently proceed to complete Tenant's Work. Landlord consents to Tenant's temporary work stoppage.

         7. TENANT IMPROVEMENT ALLOWANCE. The Lease provides for a Tenant Improvement Allowance of $952,175 ($25/sq.ft.), subject to the provisions of the Lease, to be disbursed at the time and in the manner provided in Exhibit C-1 attached hereto.

         8. TERM; RENT ADJUSTMENT. The parties agree to extend the term of the Lease for one year and acknowledge that the termination date of the initial term shall be November 30, 2012. The parties further agree to delete Section 3.2 of the Lease and substitute the following therefor:

                  " 3.2 As of the date of commencement of the third Lease Year and as of the commencement of each Lease Year during the initial Lease Term thereafter, the monthly Base Rent shall increase by four percent (4%) over the monthly Base Rent in effect immediately preceding the applicable adjustment date."

         9. NO OUTSTANDING DEFAULTS. Subject to Paragraph 10 below, the parties acknowledge that as of the Effective Date, neither party is in default of any of its obligations under the Lease. As of the Effective Date Landlord expressly releases Tenant from all liability arising out of any alleged breach or default by Tenant prior to the Effective Date. All such outstanding alleged (or actual, if any) defaults by Tenant of the Lease shall be deemed to be settled by the terms of this First Amendment.

         10. NO WAIVER. The parties agree that neither Tenant's acceptance in Paragraph 5 above of Landlord's Work and possession of the Premises nor Tenant's acknowledgment in Paragraph 9 above regarding Landlord defaults shall be deemed a waiver by Tenant of any warranties provided in the Lease with respect to Landlord's Work, or of any rights or remedies provided in the Lease for the correction of defects or cure of lack of compliance in Landlords's work.

         11. EFFECTIVENESS OF LEASE. Except as otherwise expressly provided herein, from and after the Effective Date of this First Amendment, all provisions of the Lease shall remain in full force and effect and references to the "Lease" shall mean the Lease as amended hereby.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Building 3 Lease as of the day and year first written above.

LANDLORD:                                          TENANT:
GREENVILLE INVESTORS, L.P.                         FORMFACTOR, INC.,
By:  Greenville Ventures, Inc.                     a Delaware corporation
Title:  General Partner

By:  /s/ William A. Drummond                       By:      /s/ Jens Meyerhoff
     William A. Drummond
Its: Vice President                                Its:     CFO

ADDRESS: 675 Hartz Avenue, Suite 300               ADDRESS: 2140 Research Drive
         Danville, CA  94526                                Livermore, CA  94550

Dated:   1/31/03                                   Dated:   January 15, 2003

                                   EXHIBIT A-1

                    ACKNOWLEDGMENT OF RENT COMMENCEMENT DATE

         THIS ACKNOWLEDGMENT OF RENT COMMENCEMENT DATE is made as of January 31, 2002, by and between the undersigned parties with reference to that certain Lease (the "LEASE") dated as of May 3, 2001, by and between Greenville Investors, L.P., as "LANDLORD" therein, and FormFactor, Inc. as "TENANT," for the premises commonly known as "BUILDING 3", located in the Pacific Corporate Center, in the City of Livermore, California, as more particularly described in the Lease. All capitalized terms referred to herein shall have the same meaning defined in the Lease, except where expressly provided to the contrary.

         1. Landlord and Tenant hereby confirm that in accordance with the provisions of the Lease, the Rent Commencement Date has occurred and is June 30, 2002, and that, unless sooner terminated, the initial term of the Lease expires on November 30, 2012. If Tenant elects to exercise its first extension option pursuant to the terms of the Lease, Tenant must deliver written notice to Landlord by no later than November 30, 2011.

         2. This Acknowledgment of Rent Commencement Date shall inure to the benefit of, and bind, the parties hereto, and their respective heirs, successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

         IN WITNESS WHEREOF, the parties have executed this Acknowledgment of Rent Commencement Date as of the date first above written.

LANDLORD:                                               TENANT:

GREENVILLE INVESTORS, L.P.                              FORMFACTOR, INC,
a California limited partnership

                                                        By:  /s/ Jens Meyerhoff

By:    Greenville Ventures, Inc.
Title: General Partner                                  Its: CFO

By:    /s/ William A. Drummond

Its:   Vice President

                                   EXHIBIT B-1

Description of Approved Plans

                                   EXHIBIT B-1

                          DESCRIPTION OF APPROVED PLANS
                                  (BUILDING 3)

SHEET                                                        DATE
-----                                                        ----
T0.1                                                         4/17/02
T0.2                                                         4/17/02
T0.3                                                         4/17/02
A0.1                                                         4/17/02
A1.1                                                         4/17/02
A2.1                                                         4/17/02
A2.2                                                         4/17/02
A2.3                                                         4/17/02
A2.4                                                         4/17/02
A2.5                                                         4/17/02
A2.6                                                         5/24/02
A2.7                                                         5/24/02
A2.8                                                         4/17/02
A2.9                                                         4/17/02
A3.1                                                         4/17/02
A3.2                                                         4/17/02
A3.3                                                         4/17/02
A4.1                                                         4/17/02
A5.1                                                         4/17/02
A5.2                                                         4/17/02
A6.1                                                         4/17/02
A6.2                                                         4/17/02
A9.1                                                         4/17/02
A9.2                                                         4/17/02
A9.3                                                         4/17/02
A9.4                                                         4/17/02
A9.5                                                         4/17/02
A9.6                                                         4/17/02
EQ2.1                                                        4/17/02
EQ2.2                                                        4/17/02
AF2.1                                                        5/24/02
AF2.2                                                        5/24/02
AF2.3                                                        5/24/02
AF2.4                                                        4/17/02
A1.4R                                                        4/17/02
A1.5R                                                        4/17/02
AC0.1                                                        4/17/02
AC0.2                                                        4/17/02

AC0.3                                                        4/17/02
AC0.4                                                        4/17/02
AC1.1A                                                       4/17/02
AC1.1B                                                       4/17/02
AC1.1C                                                       4/17/02
AC1.1D                                                       4/17/02
AC1.1E                                                       4/17/02
AC1.1F                                                       4/17/02
AC1.1G                                                       4/17/02
AC1.1H                                                       4/17/02
AC1.1I                                                       4/17/02
AC1.1J                                                       4/17/02
AC1.1K                                                       4/17/02
AC1.2A                                                       4/17/02
AC1.2B                                                       4/17/02
AC1.2C                                                       4/17/02
AC1.2D                                                       4/17/02
AC4.1                                                        4/17/02
AC5.1                                                        4/17/02
AC5.2                                                        4/17/02
AC5.3                                                        4/17/02
AC5.4                                                        4/17/02
AC5.5                                                        4/17/02
AC5.6                                                        4/17/02
AC5.7                                                        4/17/02
AC6.1                                                        4/17/02
AC6.2                                                        4/17/02
AC6.3                                                        4/17/02
AC7.1                                                        4/17/02
AC7.2                                                        4/17/02
S2.1                                                         5/28/02
S2.2                                                         3/6/02
S2.3                                                         3/6/02
S2.4                                                         3/6/02
S2.5                                                         3/6/02
S2.6                                                         3/6/02
S3.1                                                         3/6/02
S4.1                                                         3/6/02
S5.1                                                         5/28/02
S5.2                                                         5/28/02
S6.1                                                         3/6/02
S7.1                                                         3/6/02
S7.2                                                         3/6/02
S7.3                                                         3/6/02
S7.4                                                         3/6/02
S8.1                                                         3/6/02

S8.2                                                         3/6/02

PP0.0                                                        4/17/02
PP0.1                                                        4/17/02
PP1.1                                                        4/17/02
PP1.1A                                                       4/17/02
PP1.1B                                                       4/17/02
PP1.1C                                                       4/17/02
PP1.1D                                                       4/17/02
PP1.1E                                                       4/17/02
PP1.2                                                        4/17/02
PP5.1                                                        4/17/02
PP5.2                                                        4/17/02
PP5.3                                                        4/17/02
PP5.4                                                        4/17/02
PP5.5                                                        4/17/02
P0.0                                                         4/17/02
P1.0A                                                        4/17/02
P1.0B                                                        4/17/02
P2.0A                                                        4/17/02
P2.0B                                                        4/17/02
P2.1                                                         4/17/02
P3.0A                                                        4/17/02
P3.0B                                                        4/17/02
P3.1                                                         4/17/02
P3.2                                                         4/17/02
P4.1A                                                        4/17/02
P4.1B                                                        4/17/02
P4.2A                                                        4/17/02
P4.2B                                                        4/17/02
P5.1                                                         4/17/02
E0.0                                                         4/17/02
E0.1                                                         4/17/02
E0.2                                                         4/17/02
E1.0                                                         4/17/02
E1.1                                                         4/17/02
E1.2                                                         4/17/02
E2.1                                                         4/17/02
E2.2                                                         4/17/02
E2.3                                                         4/17/02
E2.4                                                         4/17/02
E3.1                                                         4/17/02
E3.2                                                         4/17/02
E3.1.1                                                       4/17/02
E3.1.2                                                       4/17/02
E3.1.3                                                       4/17/02

E3.1.4                                                       4/17/02
E3.3                                                         4/17/02
E3.4                                                         4/17/02
E4.1                                                         4/17/02
E4.2                                                         4/17/02
E5.1                                                         4/17/02
E5.2                                                         4/17/02
E5.3                                                         4/17/02
E6.1                                                         4/17/02
E6.2                                                         4/17/02
E7.0                                                         4/17/02
E7.1                                                         4/17/02
E7.2                                                         4/17/02
E7.3                                                         4/17/02
E7.4                                                         4/17/02

                                   EXHIBIT C-1

                                   WORK LETTER

   This Work Letter sets forth the terms and conditions relating to the construction of the Premises.

                                    SECTION 1

              INITIAL CONSTRUCTION OF THE BUILDING AND THE PREMISES

         1.1 Base Building. Landlord shall construct the "BASE BUILDING" at Landlord's sole cost and expense; provided that any modifications to the Base Building required by the Tenant Improvement Work described below shall be deemed to be Tenant Improvements. The Base Building shall be constructed in accordance with the plans for such improvements listed on the plan list attached as
Schedule 1 to this Exhibit C (the "PLAN LIST"). The Base Building shall include without limitation:

         a) Fully enclosed tilt-up concrete building(s) with 5" thick concrete slab and grade doors as shown on the construction drawings listed in the Plan List;

         b) Water and gas service stubbed into Building;

         c) A sanitary sewer gut line as shown on the construction drawings;

         d) 2000 amp, 480/277 volt, 3 phase electrical service with main switch in the electrical room;

         e) Four (4) 4" telephone conduits and 8' x 8' plywood terminal board in the electrical room;

         f) Fire sprinklers at roof to meet Legal Requirements for the Building shell.

1.2 Special Tenant Improvements. In addition to the Base Building, Landlord shall also obtain all necessary permits and approvals for and shall construct those improvements specifically described in Architect's Bulletin No. 4 dated February 2, 2001 (the "BULLETIN") and prepared by Ware Malcomb Architects, which Bulletin has been approved by Landlord and is attached hereto (the "SPECIAL TENANT IMPROVEMENTS"). Prior to the date hereof Tenant has paid to Landlord $135,000 representing the estimated cost of the Special Tenant Improvements. In the event the actual cost of completing the Special Tenant Improvements exceeds $135,000 the remainder shall be charged against the Tenant Improvement Allowance. If the actual cost is less than $135,000, the remainder shall be promptly refunded to Tenant.

1.3 Parcel 3 Improvements. Landlord shall construct the site improvements on Parcel 3 at Landlord's sole cost and expense in accordance with the plans for such improvements listed on the Plan List. The site improvements shall include, without limitation, site concrete, asphalt paving, striping, exterior lighting, site utilities and landscaping.

1.4 Landlord's Work. "LANDLORD'S WORK" shall mean all work to be constructed by Landlord described in Sections 1.1, 1.2 and 1.3 above.

1.5 Tenant's Work. "TENANT'S WORK" will include designing, providing and installing all Tenant Improvements (defined hereafter) and providing the required furnishings, fixtures and equipment for Tenant's use of the Premises. As used in this Lease, the term "TENANT IMPROVEMENTS" shall mean all improvements set forth in the Approved Tenant Improvement Plans. Tenant shall obtain all necessary permits and approvals for and shall construct the "TENANT IMPROVEMENTS" in accordance with the Approved Tenant Improvement Plans (as defined in Section 2.4 below). Landlord will disburse the Tenant Improvement Allowance described in Section 4 below to pay for Tenant Improvement Costs (defined hereafter). All such costs of completing Tenant's Work which are in excess of the Tenant Improvement Allowance shall be paid by Tenant pursuant to the terms of the Lease and this Work Letter.

                                    SECTION 2

                            TENANT IMPROVEMENT PLANS

         2.1 Architect/Construction Plans. Tenant has retained CAS Architects, Inc. (the "Architect") to prepare the construction plans for all Tenant Improvements and Special Tenant Improvements. Tenant shall retain engineering consultants (the "Engineers") approved by Landlord (which approval shall not be unreasonably withheld or delayed) to prepare all plans and engineering working drawings relating to the Tenant Improvements, including without limitation, all structural, HVAC, electrical, plumbing, life safety, and sprinkler work in the Premises which is not part of the Base Building. The final working plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Tenant Improvement Plans". The scope, form and content of all plans and drawings shall be discussed in reasonable detail at each of the weekly meetings held pursuant to the terms of Section 3.2.6 below. All Tenant Improvement Plans shall be in a form suitable for bidding and construction by qualified contractors, shall meet the requirements of the City of Livermore, and shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Tenant Improvement Plans as set forth in this Section 2, shall be for its sole purpose and shall not obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding that any Tenant Improvement Plans are reviewed by Landlord or its architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Tenant Improvement Plans, and Tenant's waiver and indemnity set forth in Section 16 of this Lease shall specifically apply to the Tenant Improvement Plans.

         2.2 Final Design Drawings. Tenant and the Architect shall prepare the final design drawings and specifications for Tenant Improvements in the Premises (collectively, the "Final Design Drawings") and shall deliver the same to Landlord for Landlord's approval. The Final Design Drawings shall include a layout and designation of all offices, rooms and other partitioning. Landlord may request clarification or more specific drawings for special use items not included in the Final Design Drawings. Landlord shall advise Tenant within five
(5) business days after Landlord's receipt of the Final Design Drawings for the Premises if the same are unsatisfactory or incomplete in any commercially reasonable respect. If Tenant is so advised, Tenant shall promptly cause the Final Design Drawings to be revised to correct any deficiencies or other matters Landlord may reasonably require.

         2.3 Final Working Drawings. After the Final Design Drawings have been approved by Landlord, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a commercially reasonable and customary form which is sufficiently complete to allow subcontractors with a reasonable level of competence and experience in the industry to bid on the work and to obtain all permits required for the construction of the Tenant Improvements (the "PERMITS") and shall submit the same (collectively, the "FINAL WORKING DRAWINGS") to Landlord for Landlord's approval, which approval shall not be unreasonably withheld or delayed. Tenant shall supply Landlord with three (3) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant in writing within five (5) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same are unsatisfactory or incomplete in any commercially reasonable respect, and provide Tenant with sufficient detail to address the issues presented by Landlord. If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised in accordance with such review and any disapproval of Landlord in connection therewith.

         2.4 Approved Tenant Improvement Plans. The Final Working Drawings shall be approved by Landlord (the "Approved Tenant Improvement Plans") prior to the commencement of construction of the Tenant Improvements by Tenant. In order to expedite the permitting process, however, prior to Landlord's approval pursuant to Section 2.3 above, Tenant may submit the Final Working Drawings to the appropriate municipal authorities for all Permits necessary to allow Tenant's contractor to commence and fully complete the construction of the Tenant Improvements. Notwithstanding the foregoing, Tenant acknowledges that Landlord does not waive the right to approve the Final Working Drawings and by electing to submit the Final Working Drawings for permit prior to Landlord's approval, Tenant is assuming the risk that Landlord may require changes in such drawings after the same have been submitted for permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any of the Permits or a certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall in all events cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Tenant Improvement Plans may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

                                    SECTION 3

                       CONSTRUCTION OF TENANT IMPROVEMENTS

         3.1      Tenant's Selection of Contractors.

                 3.1.1 Tenant's Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor ("TENANT'S CONTRACTOR") shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed.

                 3.1.2 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and Tenant's Contractor to be known collectively as "TENANT'S AGENTS") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval. Notwithstanding the foregoing, Tenant shall retain subcontractors designated or reasonably approved by Landlord in connection with any structural, mechanical, electrical, plumbing or heating, air-conditioning or ventilation work to be performed in the Premises. Further Landlord's approval shall not be required for any of Tenant's Agents performing work or providing materials costing less than $10,000.

         3.2      Construction of Tenant Improvements by Tenant's Agents.

              3.2.1 Tenant's Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with Tenant's Contractor ("TENANT'S CONSTRUCTION CONTRACT"), Tenant shall submit Tenant's Construction Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or Tenant's Contractor, which costs form a basis for the amount of Tenant's Construction Contract (the "Final Costs"). If the costs of the Tenant Improvements exceed the Tenant Improvement Allowance, Tenant shall also provide Landlord with its computation of percentage that the Tenant Improvement Allowance bears to the total costs of the Tenant Improvements (the "ALLOWANCE PERCENTAGE")

             3.2.2                  Tenant's Agents.

                 A. Landlord's General Terms for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in accordance with the Approved Tenant Improvement Plans; and
(ii) Tenant shall abide by all rules reasonably made by Landlord with respect to storage of materials, coordination of work with the contractors of other tenants and Landlord, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements.

                 B. Indemnity. Tenant's indemnity of Landlord as set forth in
Section 16.1 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Section
16.1 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

                 C. Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant.

                 D.         Insurance Requirements.

                            1. General Coverages. All of Tenant's Agents shall
carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 14 of this Lease.

                            2. Special Coverages. Tenant shall carry "Builder's
All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other commercially reasonable insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Landlord pursuant to Article 14 of this Lease upon completion thereof. Tenant's policy of Builder's All Risk insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry Excess Liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Article 14 of this Lease.

                            3. General Terms. Certificates for all insurance
carried pursuant to this Section 3.2.2(D) shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the equipment of Tenant's Contractor is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days' prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 3.2.2(D) shall insure Landlord and Tenant, as their interests may appear, as well as Tenant's Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 3.2.2(B) of this Work Letter.

                 3.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all building codes and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

                 3.2.4 Mechanic's Liens. Tenant shall keep the Premises and the Center free and clear of mechanics' liens arising out of its construction of Tenant's Work as provided in Article 29. All provisions of Article 29 shall apply to Tenant's Work as if fully set forth into this Work Letter.

                 3.2.5 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any material defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air-conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord after giving Tenant at least three (3) business days advance written notice and an opportunity to cure or otherwise demonstrate compliance, may take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

           3.2.6 Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Tenant's Contractor regarding the progress of the preparation of the Tenant Improvement Plans and the construction of the Tenant Improvements, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. Such meetings shall include a detailed review of the plans, drawings and specifications prepared to date and all participants in the meeting shall make a good faith effort to raise any issues or concerns they may have regarding the scope, form or content of any plan submitted.

         3.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion with respect to the Tenant Improvements to be recorded in the office of the Recorder of the County of Alameda in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Tenant's Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of mylar as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

                                    SECTION 4

                TENANT IMPROVEMENT ALLOWANCE; CONSTRUCTION COSTS

         4.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount set forth in the First Amendment to Building 3 Lease to which this Work Letter is attached, for the costs relating to the initial design and construction of the Tenant Improvements. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

         4.2      Disbursement of the Tenant Improvement Allowance.

                 4.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

                            A. Payment of the fees of the Architect and the
Engineers

                            B. The payment of plan check, permit and license
fees relating to construction of the Tenant Improvements;

                            C. The cost of construction of the Tenant
Improvements, including, without limitation, testing and inspection costs, utility usage, trash removal costs, and contractors' fees and general conditions;

                            D. The cost of any changes in the Base Building when
such changes are required by the Tenant Improvement Plans, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith; and

                            E. The cost of any changes to the Tenant Improvement
Plans or Tenant Improvements required by Code.

                  4.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items:

                            A. Monthly Disbursements. No more frequently than
monthly, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of Tenant's Contractor, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of Tenant's Agents, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. After receipt of the foregoing and provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Approved Tenant Improvement Plans, or due to any substandard work, or for any other reasonable reason, Landlord shall deliver a check to Tenant in an amount equal to the lesser of: (a) the Allowance Percentage of the Tenant Improvement costs for which payment is so requested less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention") or (b) the balance of the undisbursed Tenant Improvement Allowance (excluding the Final Retention). Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

                            B. Final Retention. Subject to the provisions of
this Work Letter, a
check for the Final Retention shall be delivered by Landlord to Tenant within fifteen (15) days after all the following conditions have been satisfied: (i) Tenant delivers to Landlord a properly executed unconditional waiver and lien release from Tenant's Contractor in compliance with applicable sections of the California Civil Code, (ii) Landlord has determined that no substandard work exists, (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, (iv) Tenant has recorded a Notice of Completion with respect to Tenant's Work and thirty (30) days has expired from the date of such recording with no liens having been filed during such thirty day period, and (v) there is no existing Event of Default by Tenant under the Lease nor has Landlord notified Tenant of any default which would become an Event of Default under the Lease with the passage of time if not cured.

                  C. Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. No disbursements shall be made to pay for Special Improvements unless the Tenant Improvement Allowance exceeds the costs of all other Tenant Improvements. All costs of completing Tenant's Work in excess of the Tenant Improvement Allowance shall be at Tenant's sole cost and expense.

                  D. Other Landlord Costs. Tenant shall also be responsible for the payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the Final Design Drawings and Final Working Drawing as defined in Section 2 of this Work Letter. The Tenant Improvement Allowance will not be used to pay the foregoing costs. Tenant shall pay such costs to Landlord from time to time within ten (10) days after receipt from Landlord of statements of such expenses and all back-up documentation to support the same.

                                    SECTION 5

                             INTENTIONALLY DELETED.

                                    SECTION 6

                                  MISCELLANEOUS

         6.1 Tenant's Representative. Tenant has designated Dennis Rhett as its sole representative with respect to the matters set forth in this Work Letter, each of whom, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

         6.2 Landlord's Representative. Landlord has designated William Drummond as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

         6.3 Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.